                                                   REGISTRATION NO. 333-   --

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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                               TEMPLE-INLAND INC.
                             TEMPLE-INLAND TRUST I
                             TEMPLE-INLAND TRUST II
             (Exact name of Registrant as specified in its charter)

                          DELAWARE                                                    75-1903917
                          DELAWARE                                                TO BE APPLIED FOR
                          DELAWARE                                                TO BE APPLIED FOR
      (State or other jurisdiction of Incorporation or                   (I.R.S. Employer Identification No.)
                       Organization)

                                                                               M. RICHARD WARNER, ESQ.
                1300 MOPAC EXPRESSWAY SOUTH                                       TEMPLE-INLAND INC.
                    AUSTIN, TEXAS 78746                                      1300 MOPAC EXPRESSWAY SOUTH
                       (512) 434-5800                                            AUSTIN, TEXAS 78746
    (Address, including zip code, and telephone number,                             (512) 434-5800
                   including area code of                     (Name, address, including zip code, and telephone number,
         registrant's principal executive offices)                    including area code, of agent for service)

                                    COPY TO:

                           STEPHEN W. HAMILTON, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                           1440 NEW YORK AVENUE, N.W.
                             WASHINGTON, D.C. 20005
                                 (202) 371-7000

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

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        TITLE OF EACH CLASS OF              AMOUNT TO          PROPOSED MAXIMUM         PROPOSED MAXIMUM          AMOUNT OF
     SECURITIES TO BE REGISTERED          BE REGISTERED     OFFERING PRICE PER UNIT AGGREGATE OFFERING PRICE   REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Debt Securities
Common Stock, $1.00 par value per
  share(1)
Preferred Stock, $1.00 par value per
  share
Depositary Shares
Warrants
Stock Purchase Contracts
Stock Purchase Units
Upper DECS
Trust Preferred Securities of
  Temple-Inland Trust I
Trust Preferred Securities of
  Temple-Inland Trust II
Guarantees of Trust Preferred
  Securities of Temple-Inland Trust I
  and Temple-Inland Trust II by
  Temple-Inland Inc.(2)
---------------------------------------------------------------------------------------------------------------------------------
Total.................................  $1,500,000,000(3)          N/A(4)             $1,500,000,000(3)           $79,000(5)
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

(1) Each share of Common Stock includes an associated right to purchase preferred stock ("Right"). Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Common Stock.
(2) Temple-Inland Inc. is also registering under this registration statement all other obligations it may have with respect to the Trust Preferred Securities issued by Temple-Inland Trust I and Temple-Inland Trust II. No separate consideration will be received for any Guarantee or such other obligations.
(3) Such indeterminate amount of Debt Securities, Common Stock, $1.00 par value per share, Preferred Stock, $1.00 par value per share, Depositary Shares, Warrants, Stock Purchase Contracts, Stock Purchase Units, Upper DECS, Trust Preferred Securities of Temple-Inland Trust I, Trust Preferred Securities of Temple-Inland Trust II and Guarantees of Trust Preferred Securities of Temple-Inland Trust I and Temple-Inland Trust II by Temple-Inland Inc., as may from time to time be issued at indeterminate prices, with an aggregate initial offering price not to exceed $1,500,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. This total amount also includes such indeterminate amount of securities as may, from time to time, be issued (i) at indeterminate prices or (ii) upon conversion or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities.
(4) Not applicable pursuant to General Instruction II (D) to Form S-3 and Rule 457(o) under the Securities Act.
(5) Calculated pursuant to Rules 457(o) at the statutory rate of $92 per $1,000,000 of securities registered and, pursuant to Rule 457(p), is offset by the fee previously paid in connection with $200,000,000 of securities of the registrant unsold under Registration Statement No. 333-52189, initially filed on May 8, 1998 and terminated on the date of filing of this registration statement.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a) MAY DETERMINE.
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

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED MARCH 11, 2002

PROSPECTUS

                                 $1,500,000,000

                           (TEMPLE-INLAND INC. LOGO)

                                DEBT SECURITIES
                                  COMMON STOCK
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                    WARRANTS
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS
                                   UPPER DECS
                                      AND
                                   GUARANTEES
                             ---------------------

                             TEMPLE-INLAND TRUST I
                             TEMPLE-INLAND TRUST II

                           TRUST PREFERRED SECURITIES
         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY
                               TEMPLE-INLAND INC.
                             ---------------------

     This prospectus describes securities that we may issue and sell at various times:

     - Our prospectus supplements will be filed at later dates and will contain specific terms of each issuance of securities.

     - We can issue securities with a total offering price of up to $1,500,000,000 under this prospectus.

     - We may sell the securities to or through underwriters, and also to other purchasers or through agents. The names of the underwriters will be stated in the prospectus supplements. We may also sell securities directly to investors.

     Our common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "TIN." Any common stock sold by a prospectus supplement will be listed on the New York Stock Exchange and Pacific Exchange upon official notice of issuance.

     You should read this prospectus and any prospectus supplements carefully before you decide to invest. We will not sell any of the securities being offered without delivery of the applicable prospectus supplement describing the method and terms of the offering of the securities being offered.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF ANY OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

                 The date of this prospectus is    --   , 2002.

                               TABLE OF CONTENTS

About This Prospectus.......................................   ii
Where You Can Find More Information.........................   ii
Incorporation of Certain Documents by Reference.............  iii
Cautionary Statement About Forward-Looking Statements.......  iii
About Temple-Inland Inc. ...................................    1
About the Temple-Inland Trusts..............................    3
Use of Proceeds.............................................    4
Ratio of Earnings to Fixed Charges..........................    4
Description of the Securities We May Offer..................    6
Description of Debt Securities..............................    6
Description of Common Stock.................................   17
Description of Preferred Stock..............................   20
Description of Depositary Shares............................   21
Description of Warrants.....................................   23
Description of Stock Purchase Contracts and Stock Purchase
  Units.....................................................   24
Description of Upper DECS...................................   24
Description of the Trust Preferred Securities...............   26
Description of the Trust Preferred Securities Guarantee.....   28
Relationship Among the Trust Preferred Securities, the Debt
  Securities and the Guarantee..............................   31
Plan of Distribution........................................   32
Legal Matters...............................................   33
Experts.....................................................   34

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a "shelf" registration statement that we filed with the Securities and Exchange Commission. By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. The total amount of the securities we will sell through these offerings will not exceed $1,500,000,000.

     This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. Temple-Inland is subject to the informational requirements of the Securities Exchange Act of 1934, and, therefore, files reports and other information with the SEC. Temple-Inland's file number with the SEC is 001-08634. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.

     This prospectus provides you with only a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

     Temple-Inland files annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement and our other filings are available over the Internet at the Commission's worldwide web site at http://www.sec.gov. You may also read and copy any document that Temple-Inland files, including the registration statement, at the SEC public reference facilities at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

     You may call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room.

     In addition, Temple-Inland's common stock is listed on the New York Stock Exchange and the Pacific Exchange and such reports and other information concerning Temple-Inland may also be inspected at their offices at 20 Broad Street, New York, New York 10005 and 301 Pine Street, San Francisco, California 94104, respectively. Our common stock's ticker symbol is "TIN."

                             ---------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS AND ITS SUPPLEMENTS(S). WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

                             ---------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to the documents containing that information. The information incorporated by reference is considered part of this prospectus. Any information we file with the SEC later will automatically update and, to the extent inconsistent, supercede the information in this prospectus. Temple-Inland is incorporating by reference its annual report on Form 10-K for the fiscal year ended December 29, 2001 and its current report on Form 8-K filed with the Commission on March 8, 2002.

     We also incorporate by reference any future filings we make with the SEC, including any filings we make before the registration statement becomes effective, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities and Exchange Act of 1934 until we have sold all the offered securities to which this prospectus relates or the offering is otherwise terminated.

     Temple-Inland will provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct written or oral requests for such copies to:
Temple-Inland Inc., 1300 MoPac Expressway South, Austin, Texas 78746, Attention:
Corporate Secretary, Telephone (512) 434-5800.

             CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

     This prospectus contains and incorporates by reference "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties and are identified by their use of terms and phrases such as "believe," "anticipate," "could," "estimate," "intend," "may," "plan," "expect," and similar expressions, including references to assumptions. Such forward-looking statements may be included in, but are not limited to, various filings made by us with the SEC and press releases or oral statements made by our management. These statements relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments, and business strategies. You should not place undue reliance on these forward-looking statements, which reflect our management's analysis, judgment, belief, or expectation only as of the date of this prospectus.

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for these forward-looking statements. In order to comply with the terms of the safe harbor, we note that a variety of factors could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to:

     - general economic, market, or business conditions;

     - the opportunities (or lack thereof) that may be presented to and pursued by Temple-Inland and its subsidiaries;

     - the availability and price of raw materials used by Temple-Inland and its subsidiaries;

     - competitive actions by other companies;

     - changes in laws or regulations;

     - the accuracy of certain judgments and estimates concerning the integration of Gaylord Container Corporation into the operations of Temple-Inland; and

     - other factors, many of which are beyond the control of Temple-Inland and its subsidiaries.

                            ABOUT TEMPLE-INLAND INC.

TEMPLE-INLAND INC.

     We are a holding company and conduct all of our operations through our subsidiaries. Our business is divided among three groups:

     - the paper group, which manufactures corrugated packaging products,

     - the building products group, which manufactures a wide range of building products and manages our forest resources of approximately 2.1 million acres of timberland in Texas, Louisiana, Georgia, and Alabama, and

     - the financial services group, which consists of savings bank, mortgage banking, real estate, and insurance brokerage activities.

     The paper group, which is operated by Inland Paperboard and Packaging, Inc., is a vertically integrated corrugated packaging operation that consists of:

     - four linerboard mills,

     - one corrugating medium mill, and

     - 61 converting facilities.

     We recently completed an acquisition of Gaylord Container Corporation. Gaylord is primarily engaged in the manufacture and sale of corrugated containers and multiwall and retail paper bags. The operations of Gaylord, which will be integrated into the paper group, consist of two containerboard mills, one unbleached kraft paper mill, 18 converting facilities, two multiwall bag plants, and five retail bag plants.

     The building products group is operated by Temple-Inland Forest Products Corporation and manufactures a wide range of building products including:

     - lumber,

     - particleboard,

     - medium density fiberboard,

     - gypsum wallboard, and

     - fiberboard.

     The financial services group is operated by subsidiaries of Temple-Inland Financial Services Inc. and consists of:

     - savings bank,

     - mortgage banking,

     - real estate, and

     - insurance brokerage activities.

     Our savings bank, Guaranty Bank, conducts its business through 152 banking centers in Texas and California. Mortgage banking is conducted through Guaranty Residential Lending, Inc., a subsidiary of Guaranty Bank that arranges financing of single-family mortgage loans (primarily Fannie Mae, Freddie Mac, and Ginnie
Mae), securitizes the loans, and sells the loans into the secondary market. Real estate operations include development of residential subdivisions, as well as the management and sale of income producing properties. Insurance brokerage activities include selling a full range of insurance products.

     We are a Delaware corporation that was organized in 1983. Our principal operating subsidiaries include:

     - Inland Paperboard and Packaging, Inc.,

     - Gaylord Container Corporation,

     - Temple-Inland Forest Products Corporation,

     - Temple-Inland Financial Services Inc.,

     - Guaranty Bank, and

     - Guaranty Residential Lending, Inc.

     Our principal executive offices are located at 1300 MoPac Expressway South, Austin, Texas 78746. Our telephone number is (512) 434-5800. You may obtain additional information about us from our home page on the Internet at http://www.templeinland.com.

ACQUISITION AND INTEGRATION OF GAYLORD CONTAINER CORPORATION

     On February 28, 2002, we completed our tender offers for Gaylord Container Corporation. Our acquisition is scheduled to be completed in a close-out merger immediately following a special meeting of Gaylord stockholders on or about April 5, 2002. The total consideration paid in the acquisition was approximately $868 million. This amount includes approximately $65 million to purchase or pay out pursuant to a close-out merger all of the outstanding shares of common stock of Gaylord, approximately $472 million to purchase approximately 93% of Gaylord's senior and subordinated notes outstanding at a discount and to pay accrued interest on such notes, $270 million to satisfy all of Gaylord's bank debt and other senior secured obligations and $61 million in related transaction fees, expenses and change-in-control payments. We borrowed these funds pursuant to 364-day credit facility with Citibank, N.A., as administrative agent, and Salomon Smith Barney Inc., as sole arranger, book manager and syndication agent.

     The acquisition of Gaylord will further our strategy to build a high-performance, fully-integrated corrugated packaging business. We believe the acquisition will:

     - increase market share and further market consolidation,

     - increase revenues and modify customer mix,

     - extend market reach and improve operating efficiency,

     - provide opportunities for significant synergies, and

     - provide opportunities for capacity rationalization and asset dispositions.

 MARKET SHARE AND INDUSTRY CONSOLIDATION

     The combination of Temple-Inland and Gaylord's corrugated packaging businesses will create the third-largest U.S. manufacturer in the corrugated packaging industry, with an approximate 12% market share. This acquisition will also further consolidate the industry, increasing the market share of the top five producers of corrugated packaging, which, including this combination, has increased from approximately 45% in 1993 to approximately 72% in 2002.

 REVENUES AND CUSTOMER MIX

     The combination of Gaylord and Temple-Inland will increase the revenues of our paper operation from $2.1 billion to approximately $3.0 billion. In addition, the acquisition of Gaylord will modify our customer base, increasing the portion of more value-added, higher-margin local business as a percentage of total revenues.

 MARKET REACH AND OPERATING EFFICIENCY

     Gaylord's facilities include two containerboard mills and 18 converting plants. With the acquisition of Gaylord, we will have seven containerboard mills and 79 converting facilities. Gaylord's two containerboard mills are high-quality, low-cost mills that will improve the operating efficiency of our mill system through lower freight costs and trim advantages. The addition of Gaylord's converting facilities strengthens our presence in existing markets, extends its reach into new geographic markets and increases its scale to better serve national account customers.

 SIGNIFICANT SYNERGIES

     We believe the combination with Gaylord will lead to significant synergy and cost reduction opportunities within two years of the acquisition. These synergies will be realized primarily through reduction of selling, general and administrative expenses and improvement in mill system, packaging and logistics.

 CAPACITY RATIONALIZATION AND ASSET DISPOSITION

     The combination of Gaylord and Temple-Inland will allow us the opportunity to review our entire mill system and consider various rationalization opportunities. Depending on the outcome of the review and the resulting action, our level of integration could increase. We also intend to divest several non-strategic Gaylord assets, beginning with the retail bag business. We are identifying other assets to be divested, and we currently anticipate that such sales will occur during 2002 and 2003.

                         ABOUT THE TEMPLE-INLAND TRUSTS

     Temple-Inland Trust I and Temple-Inland Trust II are Delaware business trusts. Each trust is created under the Delaware Business Trust Act, and each will be governed by a declaration of trust (as it may be amended and restated from time to time) among the trustees of each trust and Temple-Inland. Each declaration will be qualified under the Trust Indenture Act of 1939.

     Each trust exists primarily for the purposes of:

     - issuing and selling its trust preferred securities and trust common securities;

     - investing the proceeds from the sale of its trust securities to acquire debt securities of Temple-Inland; and

     - engaging in only such other activities as are necessary or incidental to issuing its securities and purchasing and holding Temple-Inland's debt securities.

     Temple-Inland will own all of the common securities of each trust. Each trust will use all of the proceeds from the sale of its trust preferred securities and trust common securities to purchase a series of Temple-Inland's debt securities with the same financial terms as the trust preferred and trust common securities. The debt securities may be subordinated debt securities or senior debt securities. We will issue only one series of debt securities to each trust. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement.

     When a trust issues its trust preferred securities, holders of the trust preferred securities will own all of the issued and outstanding trust preferred securities of the trust. Temple-Inland will acquire all of the issued and outstanding trust common securities of each trust, representing an undivided beneficial interest in the assets of each trust of at least 3%.

     Each of the trusts' business and affairs are conducted by its trustees who are appointed by Temple-Inland as the trust common securities holder. The number of trustees of each trust will initially be three. The prospectus supplement relating to any trust preferred securities will identify the trustees, which will include a property trustee for purposes of the Trust Indenture Act of 1939, a Delaware trustee that has its principal place of business in the State of Delaware, and one individual trustee who is an officer or employee of Temple-Inland. The prospectus supplement relating to any trust preferred securities will also identify a guarantee trustee that will hold the trust preferred securities guarantee for the benefit of the holders of the trust preferred securities.

     Unless otherwise provided in the applicable prospectus supplement, because Temple-Inland will own all of the trust common securities of each trust, Temple-Inland will have the exclusive right to appoint, remove or replace trustees and to increase or decrease the number of trustees. In most cases, there will be at least three trustees. The term of a trust will be described in the applicable prospectus supplement, but may dissolve earlier as provided in the applicable declaration of trust.

     The rights of the holders of the trust preferred securities of a trust, including economic rights, rights to information and voting rights, and the duties and obligations of the trustees of a trust, will be contained in and governed by the declaration of that trust (as it may be amended and restated from time to time), the Delaware Business Trust Act and the Trust Indenture Act of 1939.

     The address of the principal office of each trust is 1300 MoPac Expressway South, Austin, Texas 78746, and the telephone number of each trust at that address is (512) 434-5800.

     We will provide in any applicable prospectus supplement additional information about the issuing trust.

                                USE OF PROCEEDS

     Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, including repayment of outstanding debt related to our acquisition of Gaylord Container Corporation. When a particular series of securities is offered, the applicable prospectus supplement will set forth our intended use for the net proceeds received from the sale of such securities. Pending application for specific purposes, the net proceeds may be invested in short-term marketable securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges of Temple-Inland computed on both a consolidated basis and a parent company basis. The operations of our financial services group are subject, in varying degrees, to regulatory rules and restrictions, including restrictions on the payment of dividends. Consequently, our ability to receive dividends from our financial services group may be affected from time to time as a result of these rules and restrictions.

                                                              FISCAL YEAR
                                                 -------------------------------------
RATIO OF EARNINGS TO FIXED CHARGES               2001    2000    1999    1998    1997
----------------------------------               -----   -----   -----   -----   -----
CONSOLIDATED:
  Actual.......................................   1.25x   1.39x   1.45x   1.26x   1.19x
  Supplemental Pro Forma -- Acquisition(1).....   1.23x    n/a     n/a     n/a     n/a
CONSOLIDATED, EXCLUDING INTEREST ON DEPOSITS:
  Actual.......................................   1.56x   1.94x   2.06x   1.65x   1.42x
  Supplemental Pro Forma -- Acquisition(1).....   1.48x    n/a     n/a     n/a     n/a
PARENT COMPANY:
  Actual.......................................   2.05x   3.13x   3.29x   1.61x   3.88x
  Supplemental Pro Forma -- Acquisition(1).....   1.69x    n/a     n/a     n/a     n/a

---------------

(1) Includes the effect of the acquisition of Gaylord Container Corporation. Please read "About Temple-Inland Inc. -- Acquisition and Integration of Gaylord Container Corporation." For a pro forma statement of income, read our current report on Form 8-K filed with the SEC on March 8, 2002 and incorporated herein by reference, and "Incorporation of Certain Documents by Reference."

     For purposes of computing the consolidated ratios, earnings consist of earnings before income taxes and fixed charges and fixed charges consist of all interest and the estimated 15% interest component of rent expense. The consolidated ratios are also presented excluding interest on deposits from fixed charges.

     For purposes of computing the parent company ratios, earnings consist of earnings before income taxes, excluding the unremitted earnings of our financial services group, but including dividends received from our financial services group and fixed charges. Fixed charges consist of parent company interest and the 15% estimated interest component of parent company rent expense.

     We have not issued to date any preferred stock, therefore the ratios of earnings to fixed charges and preferred stock dividends are identical to the ratios shown above.

                   DESCRIPTION OF THE SECURITIES WE MAY OFFER

     We may issue from time to time, in one or more offerings, the following securities:

     - debt securities, which may be senior or subordinated;

     - shares of common stock;

     - shares of preferred stock;

     - depositary securities;

     - warrants exercisable for debt securities, common stock or preferred stock;

     - stock purchase contracts;

     - stock purchase units;

     - Upper DECS;

     - guarantees; or

     - trust preferred securities, fully and unconditionally guaranteed as described herein by Temple-Inland.

     The aggregate initial offering price of these offered securities that we may issue will not exceed $1,500,000,000. If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

     This prospectus contains a summary of the material general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplements does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read "Where You Can Find More Information" to find out how you can obtain a copy of those documents.

     The applicable prospectus supplement will also contain the terms of a given offering, the initial offering price and our net proceeds. Where applicable, a prospectus supplement will also describe any material U.S. federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange.

                         DESCRIPTION OF DEBT SECURITIES

     We may offer debt securities that constitute either senior or subordinated debt of Temple-Inland. We will issue senior debt securities under the senior debt indenture between Temple-Inland and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank and Chemical Bank), as trustee, dated as of September 1, 1986, as amended by the first supplemental indenture, dated as of April 15, 1988, the second supplemental indenture, dated as of December 27, 1990, and the third supplemental indenture, dated as of May 9, 1991. We will issue debt securities that will be subordinated debt under the subordinated debt indenture between Temple-Inland and JPMorgan Chase Bank, as trustee. This prospectus refers to each of the senior debt indenture and the subordinated debt indenture individually as the "indenture" and collectively as the "indentures." This prospectus refers to JPMorgan Chase Bank as the "trustee." We have filed the indentures as exhibits to the registration statement.

     THE FOLLOWING SUMMARIES OF CERTAIN PROVISIONS OF THE INDENTURES AND THE DEBT SECURITIES ARE NOT COMPLETE AND THESE SUMMARIES ARE SUBJECT TO THE DETAILED PROVISIONS OF THE APPLICABLE INDENTURE. FOR A FULL DESCRIPTION OF THESE PROVISIONS, INCLUDING THE DEFINITIONS OF CERTAIN TERMS USED IN THIS PROSPECTUS, AND

FOR OTHER INFORMATION REGARDING THE DEBT SECURITIES, SEE THE
INDENTURES. Wherever this prospectus refers to particular sections or defined terms of the applicable indenture, these sections or defined terms are incorporated by reference in this prospectus as part of the statement made, and the statement is qualified in its entirety by such reference. The indentures are substantially identical, except for the provisions relating to subordination and Temple-Inland's limitation on liens. Please read "-- Subordinated Debt" and "-- Certain Covenants of Temple-Inland."

GENERAL TERMS OF THE DEBT SECURITIES

     Neither of the indentures limit the amount of debt securities, debentures, notes, or other evidences of indebtedness that we may issue. The debt securities will be our unsecured senior or subordinated obligations. We are a holding company that conducts all of our operations through our subsidiaries. Therefore, our rights and the rights of our creditors, including holders of the debt securities, to participate in the assets of any subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that Temple-Inland may itself be a creditor with recognized claims against the subsidiary. Our ability to pay principal and interest on the debt securities is, to a large extent, dependent upon dividends or other payments to us from our subsidiaries.

     The indentures provide that we may issue debt securities from time to time in one or more series and that we may denominate the debt securities and make them payable in foreign currencies. Special U.S. federal income tax considerations applicable to any debt securities denominated and payable in a foreign currency may be described in the applicable prospectus supplement.

TERMS YOU WILL FIND IN THE PROSPECTUS SUPPLEMENT

     The applicable prospectus supplement will provide information relating to the debt securities and the following terms of the debt securities, to the extent such terms are applicable to the debt securities described in a particular prospectus supplement:

     - classification as senior or subordinated debt securities;

     - ranking of the specific series of debt securities relative to other outstanding indebtedness, including the debt of our subsidiaries;

     - if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

     - the specific designation, aggregate principal amount, purchase price, and denomination of such debt securities;

     - currency or units based on or relating to currencies in which such debt securities are denominated or in which principal, interest and premium, if any, will or may be payable;

     - maturity date;

     - interest rate or rates, if any, or the method by which the rate will be determined;

     - the dates on which any interest will be payable;

     - the place or places where the principal of and interest, if any, on the debt securities will be payable;

     - any redemption or sinking fund provisions;

     - whether the debt securities will be issuable in registered or bearer form or both and, if debt securities in bearer form are issuable, restrictions applicable to the exchange of one form for another and to the offer, sale, and delivery of debt securities in bearer form;

     - whether we will issue the debt securities by themselves or as part of a unit together with other securities;

     - any applicable U.S. federal income tax consequences, including whether and under what circumstances we will pay additional amounts on debt securities held by a person who is not a U.S. person, as defined in the prospectus supplement, in respect of any tax, assessment, or governmental charge withheld or deducted, and if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts;

     - any provisions for the remarketing of the debt securities by us or on our behalf;

     - if other than denominations of $1,000 and integral multiples thereof, the denominations;

     - any other specific terms of the debt securities, including any additional events of default or covenants with respect to such debt securities; and

     - any other terms consistent with the applicable indenture.

INTEREST RATE

     Debt securities that bear interest will do so at a fixed rate or a floating rate. We will sell, at a discount below the stated principal amount, any debt securities that bear no interest or that bear interest at a rate that at the time of issuance is below the prevailing market rate.

     The relevant prospectus supplement will describe the special U.S. federal income tax considerations applicable to:

     - any discounted debt securities; or

     - certain debt securities issued at par that are treated as having been issued at a discount for U.S. federal income tax purposes.

SENIOR DEBT

     We will issue under the senior debt indenture the debt securities that will constitute part of our senior debt. These senior debt securities will rank equally and ratably with all of our other unsecured and unsubordinated debt.

SUBORDINATED DEBT

     We will issue under the subordinated debt indenture the debt securities that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all of our "senior indebtedness." The subordinated debt indenture defines "senior indebtedness" as obligations (i.e., payments of principal, interest and a premium, if any) of, or guaranteed or assumed by, Temple-Inland for borrowed money or evidenced by bonds, debentures, notes, or other similar instruments, and amendments, renewals, extensions, modifications, and refundings of any such indebtedness or obligation, whether outstanding on the date of this prospectus or thereafter created, incurred, assumed or guaranteed, unless expressly provided that such indebtedness is not senior or prior in right of payment to subordinated debt. "Senior indebtedness" does not include nonrecourse obligations, the subordinated debt securities, or any other obligations specifically designated as being subordinate in right of payment to senior indebtedness.

     In general, the holders of all senior indebtedness are entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities upon the occurrence of certain events. These events include:

     - any insolvency or bankruptcy proceedings, or any receivership, assignment for the benefit of creditors, liquidation, reorganization, or other similar proceedings involving us or a substantial part of our property;

     - a default having occurred for the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness or any other default having occurred concerning any senior indebtedness that permits the holder or holders of any senior indebtedness to accelerate the maturity of any senior indebtedness with notice or lapse of time, or both. This type of an event of default must have continued beyond the period of grace, if any, provided for this type of an event of default under the senior indebtedness, and this type of an event of default must not have been cured or waived or have ceased to exist; or

     - the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default contained in the subordinated debt indenture. This declaration must not have been rescinded and annulled as provided in the subordinated debt indenture.

CONVERSION OR EXCHANGE OF DEBT SECURITIES

     The applicable prospectus supplement will describe the terms, if any, on which a series of debt securities may be converted or exchanged into our common stock or preferred stock or depository shares. These terms will include whether the conversion or exchange is mandatory, is at our option or is at the option of the holder. We will also describe in the applicable prospectus supplement how we will calculate the number of securities that holders of debt securities would receive if they were to convert or exchange their debt securities, the conversion price, any other terms related to conversion and any anti-dilution protections.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES

     Debt securities in bearer form are subject to special U.S. tax requirements and may not be offered, sold, or delivered within the United States or its possessions or to a U.S. person, except in certain transactions permitted by U.S. tax regulations. Investors should consult the prospectus supplement in the event that bearer debt securities are issued for special procedures and restrictions that will apply to such an offering.

REGISTERED GLOBAL SECURITIES

     We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depositary or with a nominee for a depositary identified in the prospectus supplement relating to such series. We will then issue one or more registered global securities in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:

     - by the depositary for the registered global security to a nominee of the depositary;

     - by a nominee of the depositary to the depositary or another nominee of the depositary; or

     - by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

     The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement concerning any portion of the debt securities to be represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements.

     Upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depositary. These persons are referred to as "participants." Any underwriters or agents participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depositary for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.

     So long as the depositary for a registered global security, or its nominee, is the registered owner of a registered global security, the depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a registered global security:

     - may not have the debt securities represented by a registered global security registered in their names;

     - will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and

     - will not be considered the owners or holders of debt securities represented by a registered global security under the applicable indenture.

PAYMENT OF INTEREST ON AND PRINCIPAL OF REGISTERED GLOBAL SECURITIES

     We will make principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee as the registered owner of the registered global security. None of Temple-Inland, the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:

     - any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security; or

     - maintaining, supervising, or reviewing any records relating to beneficial ownership interests.

     We expect that the depositary, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depositary's records. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This is currently the case with the securities held for the accounts of customers registered in "street name." We also expect that this payout will be the responsibility of participants.

EXCHANGE OF REGISTERED GLOBAL SECURITIES

     We will issue debt securities in definitive form in exchange for the registered global security if:

     - the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary; and

     - we do not appoint a successor depositary within 90 days.

     In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities. In this event, we will issue debt securities of a series in definitive form in exchange for all of the registered global security or securities representing these debt securities.

CERTAIN COVENANTS OF TEMPLE-INLAND

     The indentures contain certain covenants, including those summarized below, that will be applicable (unless waived or amended) so long as any of the debt securities are outstanding.

     Definitions. Certain defined terms used in the indentures are summarized as follows:

          "Attributable Debt" means, at the time of determination, the present value (discounted at the interest rate, compounded semi-annually, equal to the weighted average Yield to Maturity (as defined in the indenture) of the debt securities then outstanding under the applicable indenture, such average being weighted by the principal amount of the debt securities of each series or, in the case of Original Issue Discount Securities, such amount to be determined as provided in the definition of "Outstanding") of the obligation of a lessee for net rental payments during the remaining term of any lease (including any period for which such lease has been extended) entered into in connection with a Sale and Leaseback Transaction (as defined below).

          "Debt" means indebtedness for money borrowed.

          "Financial Services Subsidiary" means any Subsidiary principally engaged in banking (including mortgage banking), real estate development, insurance or a similar financial services business, including, without limitation, subsidiaries which conduct the activities engaged in at the date of the indenture by the Lumbermen's Investment Corporation and its subsidiaries and Temple-Inland Financial Services Inc.

          "Funded Debt" means Debt that by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than twelve months after the date of the creation of such Debt.

          "Mortgage" means any mortgage, pledge, lien, encumbrance, charge or security interest of any kind.

          "Principal Manufacturing Facility" means any linerboard, corrugating medium, paperboard, paper or pulp mill any paper converting plant of Temple-Inland or any Subsidiary that is located within the United States of America, other than any such mill or plant or portion thereof (1) that is financed by obligations issued by a State, a territory or a possession of the United States of America, or any political subdivisions of any of the foregoing, or the District of Columbia, the interest on which is excludable from gross income of the holders thereof pursuant to the provisions of
     Section 103(a)(1) of the Internal Revenue Code (or any successor to such provision) as in effect at the time of issuance of such obligations, or (2) that, in the opinion of the board of directors of Temple-Inland, is not of material importance to the total business conducted by Temple-Inland and its Subsidiaries as an entirety.

          "Subsidiary" of Temple-Inland means any corporation at least a majority of whose outstanding voting stock shall at the time be owned, directly or indirectly, by Temple-Inland or by one or more of its Subsidiaries, or both.

          "Timberlands" means at any time property in the United States of America that contains standing timber which is, or upon completion of a growth cycle than in process is expected to become, of a commercial quantity and of merchantable quality.

     Limitations on Liens. We will not, nor will we permit any of our subsidiaries to, issue, assume, or guarantee any Debt that is secured by a Mortgage upon any Timberlands or Principal Manufacturing Facility, now owned or later acquired, without providing that the debt securities (together with, at our option, any of our other indebtedness ranking equally with the debt securities) shall be secured equally and ratably with (or prior to) such Debt. These restrictions shall not apply to:

     - Mortgages on any property acquired, constructed, or improved by us or any of our subsidiaries that are created or assumed within 180 days after such acquisition (or in the case of property constructed or improved, after the completion and commencement of commercial operation of the property, whichever is later) to secure or provide for the payment of the purchase price or cost of
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

       the construction or improvements, or existing Mortgages on property acquired, provided that such Mortgages shall not apply to any property previously owned by us or any of our subsidiaries other than unimproved real property,

     - Mortgages on any property acquired from a corporation that is merged with or into us or one of our subsidiaries or Mortgages outstanding at the time any corporation becomes one of our subsidiaries,

     - Mortgages in favor of us or any of our subsidiaries,

     - Mortgages granted or incurred by any Financial Services Subsidiary, or

     - any extension, renewal or replacement in whole or in part, of any Mortgage referred to in the clauses above; provided that the amount of Debt secured by the Mortgage is not increased.

     The following types of transactions, among others, shall not be deemed to create Debt secured by a Mortgage:

     - the Mortgage, sale, or other transfer of timber in connection with an arrangement under which we or one of our subsidiaries are obligated to cut such timber in order to provide the mortgagee or transferee with a specified amount of money, however determined, and

     - Mortgages in favor of governmental bodies of the United States or any state thereof to secure advance, progress, or other payments pursuant to any contract or statute or to secure indebtedness incurred to finance the purchase price or cost of constructing or improving the property subject to such Mortgages.

     We or any of our subsidiaries may, however, without securing the debt securities, issue, assume, or guarantee secured Debt (which would otherwise be subject to the foregoing restrictions) in an aggregate amount that, together with all other such Debt and the Attributable Debt in respect of Sale and Leaseback Transactions (other than Sale or Leaseback Transactions the proceeds of which have been applied to the retirement of debt securities or Funded Debt), does not at the time exceed 10% of the net tangible assets of Temple-Inland and its consolidated subsidiaries as of the latest fiscal year.

     "Net tangible assets" is defined as the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting (1) all current liabilities and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense (to the extent included in said aggregate amount of assets) and other like intangibles, all as set forth on the most recent consolidated balance sheet of Temple-Inland and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

     Limitation on Sale and Leaseback Transactions. We will not, nor will we permit any subsidiary to, enter into any arrangement with any person providing for the leasing to us or a subsidiary of any Timberlands or any Principal Manufacturing Facility (except for temporary leases for a term of not more than three years), which property has been owned and, in the case of any such Principal Manufacturing Facility, has been placed in commercial operation for more than 180 days by us or such subsidiary and has been or is to be sold or transferred by us or such subsidiary to such person (referred to as a "Sale and Leaseback Transaction"), unless either:

     - we or the subsidiary would be entitled to incur Debt secured by a Mortgage on the property to be leased in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the debt securities; or

     - we will apply an amount equal to the fair value (as determined by our board of directors) of the property so leased to the retirement, within 180 days of the effective date of any such Sale and Leaseback Transaction, of debt securities or of Funded Debt of ours that ranks on a parity with the debt securities.

     Limitation on Debt of Subsidiaries. We will not permit any subsidiary to issue, assume, or guarantee any Debt except for:

     - Debt secured by a Mortgage permitted as described under "Limitation on Liens" above;

     - Debt of a corporation existing at the time the corporation is merged into or consolidated with, or disposes of all or substantially all of its properties (or those of a one of its divisions) to, a subsidiary;

     - Debt of a corporation existing at the time the corporation first becomes a subsidiary;

     - Debt to, or held by, us or one of our subsidiaries;

     - Debt existing on the date of the indenture;

     - Debt created in connection with, or with a view to, compliance by the subsidiary with the requirements of any program adopted by any federal, state, or local governmental authority and applicable to the subsidiary and providing financial or tax benefits to the subsidiary that are not available directly to us;

     - Debt incurred to pay all or any part of the purchase price or cost of construction of property (or additions, substantial repairs, alterations, or substantial improvements to the property) or equipment, provided such Debt is incurred within one year of the acquisition or completion of construction (or alteration or repair) and full operation of such property, provided, further, in respect of such additions, substantial repairs, alterations, or substantial improvements, that the amount of such Debt may not exceed the expense incurred to construct such additions, repairs, alterations, or improvements;

     - Debt to a public entity on which the interest payments are exempt from federal income tax under Section 103 of the Internal Revenue Code (or any successor to such provision);

     - Debt of a Financial Services Subsidiary; and

     - any extension, renewal, or replacement of any Debt referred to above, provided that the amount of Debt issued is not increased.

     Notwithstanding these restrictions, any subsidiary may issue, assume, or guarantee Debt that would otherwise be subject to these restrictions in an aggregate principal amount that, together with all other Debt of our subsidiaries that would otherwise be subject to the foregoing restrictions, does not at any one time exceed 10% of the net tangible assets of Temple-Inland and its consolidated subsidiaries as of the latest fiscal year.

     Limitation on Transfers of Timberlands or Principal Manufacturing Facilities to Financial Services Subsidiaries. We will not, nor will we permit any subsidiary (other than a Financial Services Subsidiary) to, sell, transfer, or otherwise dispose of any Timberlands or any Principal Manufacturing Facility to any Financial Services Subsidiary other than for cash or other consideration that, in the opinion of our board of directors, constitutes fair value for such Timberlands or such Principal Manufacturing Facility.

CONSOLIDATION, MERGER, SALE, OR CONVEYANCE

     The indentures provide that we may not consolidate with or merge into any other corporation or convey or transfer our properties and assets substantially as an entirety to any person, unless:

     - the successor corporation is a corporation organized and existing under the laws of the United States or any state or the District of Columbia, that expressly assumes by a supplemental indenture the due and punctual payment of the principal of, and any interest on, all the debt securities and the performance of every covenant in the indentures to be performed or observed by us;

     - immediately after giving effect to the transaction, no event of default (as defined below), and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

     - we shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, or transfer and the supplemental indenture comply with these provisions.

     In case of any such consolidation, merger, conveyance, or transfer, the successor corporation will succeed to, and be substituted for, Temple-Inland under the indenture, with the same effect as if it had been named in the indenture as Temple-Inland.

EVENTS OF DEFAULT

     Each indenture defines an "event of default" with respect to the debt securities of any series to mean any of the following:

          (1) failure to pay any interest on any of the debt securities when due for a continuous period of 30 days;

          (2) failure to pay the principal of, or any premium on, any of the debt securities at maturity;

          (3) acceleration of the maturity of, or failure to pay at maturity, any Funded Debt of Temple-Inland in excess of $10,000,000;

          (4) failure to make payment under any sinking or purchase fund or analogous obligation due under the terms of the debt securities;

          (5) failure to perform any of our covenants, or a breach of any of our warranties, contained in the indenture for the benefit of any of the debt securities, for a continuous period of 90 days after written notice has been given as specified in the indenture;

          (6) certain events of bankruptcy, insolvency, or reorganization affecting us; and

          (7) any other event of default provided in any supplemental indenture under which the debt securities are issued or in the form of security for the debt securities.

     A default under other indebtedness of ours will not necessarily be a default under either indenture, and a default under one series of debt securities under the indenture will not necessarily be a default under any other series of debt securities.

     The indentures provide that if an event of default described in clauses
(1), (2), (4), (5), or (7) above shall have occurred and be continuing with respect to any series of the debt securities (and if the event of default relates to clauses (5) or (7) and is with respect to less than all of the series of debt securities outstanding under such indenture), then either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount, and any interest accrued on, all outstanding debt securities of that series to be due and payable immediately. If an event of default described in clauses (5) or
(7) (and if the event of default relates to clauses (5) or (7) and is with respect to all series of debt securities issued under such indenture), or (3) or
(6) above shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of all series of debt securities outstanding (treated as one class) may declare the principal amount, and any interest accrued on, all series of the debt securities then outstanding to be due and payable immediately. After any acceleration, but before a judgment or decree based on that acceleration, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding may, under certain circumstances, rescind and annul that acceleration if all events of default, other than the non-payment of accelerated principal or interest, or other specified amount, have been cured or waived as provided in the indenture.

     The trustee must give to the holders of the debt securities of any series notice of all uncured defaults known to it with respect to the debt securities within 90 days after such a default occurs. In the case of a default in the payment of principal of, or any premium on, or any interest on, any of the debt securities of that series, the trustee will be protected in withholding this notice if it in good faith determines that the withholding of this notice is in the interests of the holders of the debt securities of the applicable series. Furthermore, for an event of default described in clause (5) above, no notice will be given to the holder of the debt securities of that series until at least 90 days after the event.

     No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy provided by the indenture, unless:

     - the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

     - the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and those holders have offered reasonable indemnity, to the trustee to institute the proceeding in respect of the event of default; and

     - the trustee has failed to institute the proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request, within 60 days after that notice, request and offer.

     The holders of a majority in aggregate principal amount of the debt securities then outstanding under the applicable indenture will have the right, subject to certain limitations, to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities. If an event of default occurs and is continuing, the trustee, in exercising its rights and powers, will be required to use the degree of care of a prudent person in the conduct of such person's own affairs. The trustee will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the indenture unless it has reasonable grounds for believing that repayment of those funds, or adequate indemnity against that risk or liability, is reasonably assured to it.

     We must furnish to the trustee, within 120 days after the end of each fiscal year, a brief certificate of our compliance with all of the conditions and covenants under the applicable indenture.

MODIFICATION OF THE INDENTURE

     With some exceptions, the indentures or the rights of the holders of the debt securities may be modified by us and the applicable trustee with the consent of the holders of a majority in aggregate principal amount of each series then outstanding affected by the modification. We may not make any of the following modifications:

     - change the maturity of principal of, or any installment of interest on, any security, or reduce the principal amount of or interest on any debt security, or change the method of computing the amount of principal of or interest on the debt security on any date or change any place of payment where, or the coin or currency in which, any debt security or interest on the debt security is payable, or impair the right to institute suit for the enforcement of any payment on or after its maturity;

     - reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver of compliance with specific provisions of the applicable indenture or specific defaults under the applicable indenture and their consequences; or

     - modify any of the provisions of specific sections of the applicable indenture, including the provisions summarized in this paragraph, except to increase any relevant percentage of holders or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected.

DEFEASANCE

     We will be deemed to have paid and discharged the entire indebtedness on all the outstanding debt securities by:

     - depositing with the applicable trustee:

      - an amount of funds sufficient to pay and discharge the entire indebtedness on all debt securities for principal and interest; or

      - such amount of direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the government of the United States as will, together with the income to accrue on them without consideration of any reinvestment, be sufficient to pay and discharge the entire indebtedness on all debt securities for principal and interest; and

     - satisfying certain other conditions precedent specified in the indenture.

     In the event of any such defeasance, holders of debt securities would be able to look only to that trust fund for payment of principal of, and any interest on, their debt securities. To exercise the defeasance option, we, in addition to satisfying certain other conditions precedent specified in the indentures, are required to deliver to the trustee an opinion of counsel to the effect that the deposit of funds or obligations described above and related defeasance would not cause the holders of debt securities to recognize income, gain or loss for federal income tax purposes. This opinion of counsel must be accompanied by a ruling to that effect received from or published by the United States Internal Revenue Service.

GOVERNING LAW

     Each of the indentures provides that it and any debt securities issued thereunder are governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act otherwise applies.

CONCERNING THE TRUSTEE

     We may maintain customary banking relationships with JPMorgan Chase Bank, the trustee under the indentures, in the ordinary course of business.

     If an event of default, or an event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded, occurs the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act with respect to debt securities offered under the senior debt indenture and any offered under the subordinated debt indenture. In such case, the trustee may be required to resign as trustee under either the senior debt indenture or the subordinated debt indenture and we would be required to appoint a successor trustee.

     At any time, the trustee under either indenture may resign or be removed by the holders of at least a majority in principal amount of any series of the outstanding debt securities of that indenture. If the trustee resigns, is removed or becomes incapable of acting as trustee, or if a vacancy occurs in the office of the trustee for any reason, a successor trustee will be appointed in accordance with the provisions of the indenture.

                          DESCRIPTION OF COMMON STOCK

     Our amended and restated certificate of incorporation provides that we have authority to issue up to 200,000,000 shares of common stock. As of February 28, 2002, there were 49,414,032 shares of common stock issued and outstanding, and options to purchase 4,680,831 shares of common stock under various stock and compensation incentive plans. The outstanding shares of our common stock are fully paid and nonassessable. The holders of our common stock are not entitled to preemptive or redemption rights, and shares of our common stock are not convertible into shares of any other class of capital stock. EquiServe Trust Company, N.A. is the transfer agent and registrar for our common stock.

DIVIDENDS

     Except for any preferential rights of holders of any preferred stock that may then be issued and outstanding and any other class or series of stock having a preference over the common stock, holders of our common stock are entitled to receive dividends when declared by our board of directors, from legally available funds.

VOTING RIGHTS

     Each holder of shares of our common stock is entitled to attend all special and annual meetings of our stockholders. The holders of our common stock have one vote for each share held on all matters voted upon by our stockholders, including the election of directors.

RIGHTS UPON LIQUIDATION

     In the event of a voluntary or involuntary liquidation, dissolution, or winding up of Temple-Inland, after the full preferential amounts are paid or set apart for payment to the holders of the preferred stock and any other class or series of stock having a preference over the common stock, the holders of our common stock will be entitled to receive all the remaining assets available for distribution ratably in proportion to the number of shares held by each.

PROVISIONS WITH POSSIBLE ANTI-TAKEOVER EFFECTS

     Various provisions of the Delaware General Corporation Law and our certificate of incorporation and by-laws, as well as the shareholder rights plan adopted by us and described below, may make more difficult the acquisition of control of Temple-Inland by means of a tender offer, open market purchases, a proxy fight or other means that are not approved by our board of directors.

CHARTER AND BY-LAW PROVISIONS

     We currently have the following provisions in our certificate of incorporation or by-laws that could be considered to be "anti-takeover" provisions:

     - an article in our by-laws providing for a classified board of directors divided into three classes, one of which is elected for a three-year term at each annual meeting of stockholders,

     - an article in our certificate of incorporation providing that directors cannot be removed except for cause and by the affirmative vote of a majority of the then-outstanding shares of all classes and series of stock entitled to vote in the election of directors (as used herein "voting stock"),

     - an article in our certificate of incorporation requiring the affirmative vote of at least 80% of the then-outstanding shares of voting stock for certain merger and asset sale transactions with any holder of 20% or more of the voting power of Temple-Inland (as used in this subsection, an "interested stockholder") or any affiliate or associate of any interested stockholder,

     - an article in our certificate of incorporation requiring the affirmative vote of at least 80% of the then-outstanding shares of voting stock for the issuance to any interested stockholder or any affiliate or associate of any interested stockholder any securities (other than upon conversion) that have an aggregate fair market value of $100,000,000 or more,

     - an article in our certificate of incorporation requiring the affirmative vote of at least 80% of the then-outstanding shares of voting stock for the adoption of any plan or proposal of liquidation or dissolution by or on behalf of any interested stockholder of any affiliate or associate of any interested stockholder,

     - an article in our certificate of incorporation requiring the affirmative vote of at least 80% of the then-outstanding shares of voting stock for any act by us that has the effect of increasing the proportionate share of the outstanding shares of any class or series of stock that is owned by an interested stockholder or any affiliate or associate of any interested stockholder, and

     - a by-law requiring stockholders to provide prior notice of nominations for election to the board of directors or for proposing matters which can be acted upon at stockholders meetings.

BUSINESS COMBINATIONS UNDER DELAWARE LAW

     We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an interested stockholder (defined generally as a person owning 15% or more of our outstanding voting stock) from engaging in a business combination with us for three years following the date that person became an interested stockholder unless:

     - before that person became an interested stockholder, our board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

     - upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our outstanding voting stock at the time the transaction commenced (excluding stock held by persons who are both directors and officers or by certain employee stock plans); or

     - on or following the date on which that person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66 2/3% of our outstanding voting stock (excluding shares held by the interested stockholder).

     A business combination includes mergers, assets sales and other transactions resulting in a financial benefit to the interested stockholder.

SHAREHOLDER RIGHTS PLAN

     On February 20, 1999, we entered into a rights agreement with First Chicago Trust Company of New York, as rights agent, which currently provides for a dividend distribution of one-half of a right for each outstanding share of our common stock. The rights trade automatically with shares of common stock and become exchangeable only under the circumstances described below. The rights are designed to protect our and our stockholders' interests against coercive takeover tactics. The purpose of the rights is to encourage potential acquirers to negotiate with our board of directors prior to attempting a takeover and to provide the board with leverage in negotiating on behalf of all stockholders the terms of any proposed takeover. The rights may have anti-takeover effects. The rights should not, however, interfere with any merger or other business combination approved by our board of directors.

     Until a right is exercised, the right does not entitle the holder to additional rights as a stockholder, including, without limitation, the right to vote or to receive dividends. Upon becoming exercisable, each right entitles its holders to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock at an exercise or purchase price of $200 per right, subject to adjustment. Each one one-hundredth of a share of Series A Junior Participating Preferred Stock entitles the holder to receive quarterly dividends payable in cash of an amount per share equal to the greater of:

     - $1.00, or 100 times the aggregate per share amount of all cash dividends; plus

     - 100 times the aggregate per share amount of all non-cash dividends or other distributions, other than a dividend payable in shares of common stock, declared on our common stock during the period immediately preceding the quarterly dividend period.

     The dividends on the Junior Participating Preferred Stock are cumulative. Holders of Junior Participating Preferred Stock have voting rights entitling them to 100 votes per share on all matters submitted to a vote of our stockholders.

     In general, the rights will not be exercisable until the distribution date, which is the earlier of (1) 10 business days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of our outstanding shares of common stock, or (2) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 25% or more of our outstanding shares of common stock. Below we refer to the person or group acquiring at least 20% of our common stock as an acquiring person.

     Upon the occurrence of certain events set forth in the rights agreement, including: (1) that a person or group becomes the beneficial owner of 25% or more of our outstanding common stock, (2) we become the surviving corporation in a merger with an acquiring person and the common stock is not changed or exchanged, (3) an acquiring person engages in one or more self-dealing transactions as set forth in the rights agreement, or (4) during such time as there is an acquiring person, an event occurs that results in the ownership interest of such acquiring person being increased by more than 1%, then each holder of a right will have the right to exercise and receive common stock having a value equal to two times the exercise price of the right. The exercise price is the purchase price times the number of shares of common stock associated with each right. Any rights that are at any time beneficially owned by an acquiring person will be null and void and any holder of such right will be unable to exercise or transfer the right.

     In the event that someone becomes an acquiring person and either (1) we are acquired in a merger or other business combination transaction in which we are not the surviving corporation or the common stock is changed or exchanged, or
(2) more than 50% of our assets or earning power is sold or transferred, each right becomes exercisable and each right will entitle its holder to receive common stock of the acquiring company having a value equal to two times the exercise price of the right.

     The rights will expire at the close of business on February 20, 2009, unless we redeem them before that time. At any time after the date of the rights agreement until 10 days following the stock acquisition date, as defined in the rights agreement, we may redeem the rights in whole, but not in part, at a price of $0.01 per right. Prior to the distribution date, we may amend the rights agreement in any respect without the approval of the rights holders. However, after the distribution date, the provisions of the rights agreement may not be amended in any way that would adversely affect the holders of rights (other than any acquiring person or group) or cause the rights to again become redeemable. The Junior Participating Preferred Stock ranks junior to all other series of our preferred stock as to the payment of dividends and the distribution of assets unless the terms of any such other series specify otherwise.

     You should refer to the applicable provisions of the rights agreement, which is incorporated by reference to Exhibit 1 to our Form 8-A filed on February 19, 1999. Please read "Where You Can Find More Information" to find out how you can obtain a copy of the rights agreement.

                         DESCRIPTION OF PREFERRED STOCK

     The following description discusses the general terms of the preferred stock that we may issue. The prospectus supplement relating to a particular series of preferred stock will describe certain other terms of such series of preferred stock. If so indicated in the prospectus supplement relating to a particular series of preferred stock, the terms of any such series of preferred stock may differ from the terms set forth below. The description of preferred stock set forth below and the description of the terms of a particular series of preferred stock set forth in the applicable prospectus supplement are not complete and are qualified in their entirety by reference to our certificate of incorporation and to the certificate of designation relating to that series of preferred stock.

AUTHORITY OF THE BOARD TO ISSUE PREFERRED STOCK

     Under our amended and restated certificate of incorporation we are authorized to issue up to 25,000,000 shares of preferred stock, par value $1.00 per share, in one or more series. Our board of directors may authorize the issuance of preferred stock in one or more series and may fix the relative rights and preferences of the shares, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. On the date of this prospectus, no shares of preferred stock were outstanding, but 1,000,000 shares of preferred stock, designated as Series A Junior Participating Preferred Stock, were authorized and reserved for issuance under the shareholder rights plan discussed above under "Description of Common Stock -- Shareholder Rights Plan."

     You should refer to the prospectus supplement relating to the series of preferred stock being offered for the specific terms of that series, including:

     - the title of the series and the number of shares in the series;

     - the price at which the preferred stock will be offered;

     - the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

     - the voting rights, if any, of the holders of shares of the preferred stock being offered;

     - the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

     - the liquidation preference per share;

     - the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

     - the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

     - any listing of the preferred stock being offered on any securities exchange;

     - whether interests in the shares of the series will be represented by depositary shares;

     - a discussion of any material U.S. federal income tax considerations applicable to the preferred stock being offered;

     - the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

     - any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

     - any additional rights, preferences, qualifications, limitations and restrictions of the series.

     The preferred stock of each series will rank senior to the common stock and the Series A Junior Participating Preferred Stock in priority of payment of dividends, and in the distribution of assets in the event of any liquidation, dissolution or the winding up of our affairs, to the extent of the preferential amounts to which the preferred stock of the respective series will be entitled.

     Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds. Holders of preferred stock will not have any preemptive rights.

     The transfer agent and registrar for the preferred stock will be identified in the applicable prospectus supplement.

                        DESCRIPTION OF DEPOSITARY SHARES

     We may elect to offer fractional interests in shares of preferred stock, rather than offer whole shares of preferred stock. If we choose to do this, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of a particular series of preferred stock.

     The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company, which we will select. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $500,000,000. The prospectus supplement relating to a series of depositary shares will state the name and address of the depositary. Unless otherwise provided by the deposit agreement, each owner of depositary shares will be entitled, in proportion to the applicable fractional interests in shares of preferred stock underlying the depositary shares, to all the rights and preferences of the preferred stock underlying the depositary shares including dividend, voting, redemption, conversion and liquidation rights.

     The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional interests in shares of the related series of preferred stock in accordance with the terms of the offering described in the applicable prospectus supplement.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The depositary will distribute all cash dividends or other cash distributions received in respect of preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the numbers of depositary shares owned by the holders on the relevant record date. The depositary will distribute only an amount, however, that can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

     If there is a non-cash distribution, the depositary will distribute property received by it to the record holders of depositary shares entitled to it, unless the depositary determines that it is not feasible to make the distribution. If this happens, the depositary may, with our approval, sell the property and distribute the net sale proceeds to the holders. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights that we offer to holders of the preferred stock will be made available to the holders of depositary shares.

REDEMPTION OF DEPOSITARY SHARES

     If a series of the preferred stock underlying the depositary shares is redeemed in whole or in part, the depositary shares will be redeemed from the redemption proceeds received by the depositary. The depositary will mail notice of redemption not less than 30, and not more than 60, days before the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing on the depositary's books. The redemption price for each depositary share will be equal to the applicable fraction of the redemption price for each share payable with respect to the series of the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem on the same redemption date the number of depositary shares relating to the shares of preferred stock so redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionally as may be determined by the depositary.

     After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the money, securities or other property payable upon the redemption and any money, securities or other property to which the holders of the redeemed depositary shares were entitled upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

VOTING THE PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary how to exercise the voting rights pertaining to the number of shares of preferred stock underlying the holder's depositary shares. The depositary will endeavor, to the extent practicable, to vote the number of shares of preferred stock underlying the depositary shares in accordance with these instructions, and we will agree to take all action that the depositary may consider necessary in order to enable the depositary to vote the shares.

AMENDMENT AND TERMINATION OF DEPOSITARY AGREEMENT

     We may enter into an agreement with the depositary at any time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, the holders of a majority of the depositary shares must approve any amendment which materially and adversely alters the rights of the existing holders of depositary shares. We or the depositary may terminate the deposit agreement only if (1) all outstanding depositary shares issued under the agreement have been redeemed or (2) a final distribution in connection with any liquidation, dissolution or winding up has been made to the holders of the depositary shares.

CHARGES OF DEPOSITARY

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal will take effect when a successor depositary has been appointed and has accepted the appointment. Appointment must occur within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $500,000,000.

MISCELLANEOUS

     The depositary will forward to the holders of depositary shares all reports and communications that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock. Neither the depositary nor Temple-Inland will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of Temple-Inland and the depositary under the deposit agreement will be limited to performance in good faith of their duties under the agreement and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless the holders provide them with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents they believe to be genuine.

                            DESCRIPTION OF WARRANTS

     We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

     The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

     - the title of the warrants;

     - the designation, amount and terms of the securities for which the warrants are exercisable;

     - the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

     - the price or prices at which the warrants will be issued;

     - the aggregate number of warrants;

     - any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

     - the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

     - if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

     - if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

     - any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

     - the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

     - the maximum or minimum number of warrants that may be exercised at any time; and

     - information with respect to book-entry procedures, if any.

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

EXERCISE OF WARRANTS

     Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula stated in the stock purchase contracts.

     The stock purchase contracts may be issued separately or as part of units that we call "stock purchase units." Stock purchase units consist of a stock purchase contract and either our debt securities or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the common stock under the stock purchase contracts.

     The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or refunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

     The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will only be a summary, and you should read the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

                           DESCRIPTION OF UPPER DECS

     We may issue Upper DECS obligating holders to purchase from us, and for us to sell to the holders, a specified number of shares of common stock at a specified price on a future date. Each Upper DECS is a stock purchase unit that will consist of a stock purchase contract and a senior note or other security or, after a successful remarketing, the specified pledged treasury securities or other security resulting from the remarketing. Each stock purchase contract underlying an Upper DECS, unless earlier terminated or earlier settled, obligates the holder to purchase, and us to sell, at a specified price a number of shares of our common stock determined by the settlement rate on the stock purchase date. A senior note or other security is pledged to secure the holders' obligations under the stock purchase contract to purchase our common stock.

     As described in the prospectus supplement relating to any Upper DECS, we will enter into a stock purchase contract agreement with a bank or trust company relating to any Upper DECS to act as agent for the holders of the Upper DECS. We will also enter into a pledge agreement with a bank or trust company as collateral agent for our benefit to secure the obligations of the holders of the Upper DECS. At the closing of the offering of any Upper DECS, the underwriters will purchase the Upper DECS. The purchase price of each Upper DECS will be allocated by us between the related stock purchase contract and the related senior note or other security. The senior notes or other securities will then be pledged to the collateral agent to secure the obligations owed to us under the stock purchase contracts.

     The prospectus supplement relating to any Upper DECS that we may offer will contain the specific terms of the Upper DECS. These terms may include:

     - the title of the Upper DECS;

     - the price at which the Upper DECS will be issued, which will determine the price per share of common stock at which the securities must be purchased and sold on the stock purchase date;

     - the settlement rate, or the mechanism or formula for setting the settlement rate, that will determine the aggregate number of newly issued shares of our common stock issuable upon settlement of the stock purchase contract on the stock purchase date;

     - the type, and if applicable, the principal amount, maturity and any initial or other interest rates of the senior notes or other underlying securities constituting part of the Upper DECS;

     - any anti-dilution adjustment provisions that will affect the number of shares of common stock receivable upon settlement of the stock purchase contracts on the stock purchase date;

     - any applicable U.S. federal income tax considerations applicable to the holding of or the exercise of any rights under the Upper DECS;

     - a discussion of the conditions necessary to effect a change in control or corporate reorganization and the effect these events would have on the terms of the Upper DECS;

     - the ability and procedures to create "Stripped DECS" from Upper DECS by withdrawing the pledged senior note or other security underlying the Upper DECS by substituting, as pledged securities, certain other specifically identified securities;

     - any payments that the holders of Upper DECS will receive;

     - the date and terms of settlement of the stock purchase contracts that form part of the Upper DECS, including the ability to settle the stock purchase contract earlier or upon the occurrence of specified conditions;

     - any terms related to the remarketing of the senior notes or other underlying securities that constitute part of the Upper DECS; and

     - any other terms of the Upper DECS, including terms, procedures and limitations relating to the modification of the Upper DECS.

CREATING STRIPPED DECS AND RECREATING UPPER DECS

     As described in the prospectus supplement relating to any Upper DECS, holders of Upper DECS may be permitted to withdraw the pledged senior note or other securities underlying the Upper DECS by substituting, as pledged securities, specifically identified securities that will pay the amount due on the stock purchase date specified in the stock purchase contract. If a holder of Upper DECS elects to substitute identified securities as pledged securities, the pledged senior notes or other underlying securities will be released from the pledge agreement and delivered to the holder. The Upper DECS then become Stripped DECS. As described in the prospectus supplement relating to any Upper DECS, holders of Stripped DECS may be permitted to recreate Upper DECS by resubstituting the senior notes or other underlying securities or, after successful remarketing, the applicable specified securities underlying the Stripped DECS relating to any Upper DECS.

PAYMENTS

     As described in the prospectus supplement relating to any Upper DECS, holders of Upper DECS may receive interest payments on the senior notes or other underlying securities at a specified annual rate of the principal amount of the senior note or other underlying securities until a successful remarketing of the senior notes or other underlying securities. A holder of Stripped DECS will not be entitled to any such payments. A holder of senior notes or other underlying securities that holds them separate and apart from the Upper DECS will receive the interest payments payable on the senior notes or other underlying securities.

REMARKETING

     As described in the prospectus supplement relating to any Upper DECS, the senior notes or other underlying securities held by each holder of an Upper DECS may be subject to a remarketing. Holders of Upper DECS may be permitted to opt-out of any remarketing process. In any remarketing process, the proceeds will be used to purchase treasury or other identified securities that will be pledged to secure the obligations of the participating holder of Upper DECS under the related stock purchase contract. The redemption proceeds received on the pledged treasury or other identified securities underlying the Upper DECS of the holder will be used to satisfy the participating holder's obligation to purchase our common stock on the stock purchase date. We may enter into a remarketing agreement with a nationally recognized investment banking firm as remarketing agent, under which that firm will agree to use its commercially best efforts to sell the senior notes or other underlying securities that are included in the Upper DECS.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

     From time to time, the trusts may offer trust preferred securities representing undivided beneficial interests in the assets of the issuing trust. The trusts will use the proceeds from the sale of their trust preferred securities to purchase debt securities of Temple-Inland. Each trust preferred security will entitle the holder to receive cash distributions as described in this prospectus and the applicable prospectus supplement.

     The terms of the trust preferred securities will include those stated in the applicable declaration of trust (as it may be amended and restated from time to time) and those made a part of that declaration by the Trust Indenture Act of 1939.

     The prospectus supplement relating to trust preferred securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

     - the particular trust issuing such trust preferred security;

     - the specific designation, number and purchase price of the trust preferred securities issued by the trust;

     - the annual distribution rate and any conditions upon which distributions are payable, the distribution payment dates, the record dates for distribution payments and the additional amounts, if any, that may be payable with respect to the trust preferred securities;

     - whether distributions will be cumulative or compounding and, if so, the dates from which distributions will be cumulative or compounded;

     - the amounts that will be paid out of the assets of the trust, after the satisfaction of liabilities to creditors of the trust, to the holders of trust preferred securities upon dissolution;

     - the trust's obligation or right to repurchase or redeem its trust preferred securities;

     - the liquidation amount per trust preferred security to be paid to the holders and any preference or subordination rights upon any voluntary or involuntary dissolution, winding-up, default or liquidation of the trust;

     - any voting rights of the trust preferred securities in addition to those required by law;

     - terms for any conversion or exchange of the debt securities or the trust preferred securities into other securities;

     - any rights to defer distributions on the trust preferred securities by extending the interest payment period on the debt securities;

     - any securities exchange, if applicable, upon which such trust preferred security shall be listed;

     - whether such trust preferred securities are issuable in book-entry form only and, if so, the identity of the depositary and disclosure relating to the depositary arrangements;

     - certain material U.S. federal income tax considerations applicable to any offering of trust preferred securities; and

     - any other relevant terms, rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

GENERAL

     The regular trustees, on behalf of the trust and pursuant to the declaration of trust, will issue one class of trust preferred securities and one class of trust common securities. The trust securities will represent undivided beneficial ownership interests in the assets of the trust.

     Except as described in the applicable prospectus supplement, the trust preferred securities will rank equally, and payments will be made thereon proportionately, with the trust common securities. The proceeds from the sale of the trust preferred securities and trust common securities will be used by the trust to purchase a series of our debt securities with the same financial terms as the trust preferred and trust common securities. The property trustee of the trust will hold legal title to the debt securities in trust for the benefit of the holders of the trust securities. In addition, we will execute a guarantee agreement for the benefit of the holders of the trust preferred securities. The guarantee will not guarantee the payment of distributions (as defined below) or any amounts payable on redemption or liquidation of the trust preferred securities when the trust does not have the funds available to make such payments.

DISTRIBUTIONS AND DEFERRAL OF DISTRIBUTIONS

     The only source of cash available to either trust to make payments to the holders of its trust preferred securities will be payments received on the debt securities it purchased from us with the proceeds from the sale of its trust securities. If we fail to make a required payment in respect of such debt securities, the applicable trust will not have sufficient funds to make the related payments, including distributions, in respect of its trust preferred securities. Each of the trusts is a separate legal entity, and the assets of one are not available to satisfy the obligations of the other.

     If you purchase trust preferred securities of a trust, you are entitled to receive cash distributions at the rate specified in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, distributions will accumulate from the date the trust issues the trust preferred securities and will be paid in arrears on the dates we specify in the prospectus supplement. We may, however, defer distributions as described below.

     So long as no event of default on the series of debt securities has occurred and is continuing, we will have the right to defer interest payments on the debt securities held by a trust. If we elect to exercise such right, the trusts will defer distributions on the related trust preferred securities. During any time of deferral, distributions to which the holders of the trust preferred securities are entitled will continue to accumulate. We will describe in the applicable prospectus supplement any rights to defer distributions on the trust preferred securities by extending the interest payment period on the debt securities. We will also describe in the applicable prospectus supplement any limitations that may be imposed on us during any deferral period. We have no current intention to exercise our right to defer payments of interest on a series of our debt securities and, accordingly, distributions on the related trust preferred securities.

DISSOLUTION

     In general, unless we inform you otherwise in the applicable prospectus supplement, the holder of the trust common securities has the right to dissolve the trust at any time. If the trust is dissolved, after satisfaction of the trust's creditors, the trust may distribute debt securities on a proportionate basis to the holders of trust preferred and trust common securities.

VOTING RIGHTS

     Generally, except as described in any prospectus supplement, the holders of the trust preferred securities will not have any voting rights.

            DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEE

     Temple-Inland will fully and unconditionally guarantee payments on the trust preferred securities as described in this section and in any applicable prospectus supplement. Such a guarantee will typically cover the following payments:

     - periodic cash distributions on the trust preferred securities out of funds held by the property trustee;

     - payments on dissolution of each trust; and

     - payments on redemption of trust preferred securities of each trust.

     The guarantee trustee will hold the guarantee for the benefit of the holders of trust preferred securities.

     We have summarized selected provisions of the guarantee below. This summary is not complete. For a complete description, we encourage you to read the specific terms of the guarantee contained in the applicable prospectus supplement.

GENERAL

     We will irrevocably and unconditionally agree to pay to the holders of trust preferred securities in full the following amounts to the extent not paid by the trust:

     - any accumulated and unpaid distributions and any additional amounts with respect to the trust preferred securities and any redemption price for trust preferred securities called for redemption by the trust, if and to the extent that we have made corresponding payments on the debt securities to the property trustee of the trust;

     - payments upon the dissolution of the trust equal to the lesser of:

      - the liquidation amount plus all accumulated and unpaid distributions and additional amounts on the trust preferred securities to the extent the trust has funds legally available for those payments; and

      - the amount of assets of the trust remaining legally available for distribution to the holders of trust preferred securities in liquidation of the trust.

     We will not be required to make these liquidation payments if:

     - the trust distributes the debt securities to the holders of trust preferred securities in exchange for their trust preferred securities; or

     - the trust redeems the trust preferred securities in full upon the maturity or redemption of the debt securities.

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

     We may satisfy our obligation to make a guarantee payment either by making payment directly to the holders of trust preferred securities or to the guarantee trustee for remittance to the holders or by causing the applicable trust to make the payment to them.

     Each guarantee is a guarantee from the time of issuance of the applicable series of trust preferred securities. THE GUARANTEE, HOWEVER, ONLY COVERS DISTRIBUTIONS AND OTHER PAYMENTS ON TRUST PREFERRED SECURITIES IF AND TO THE EXTENT THAT WE HAVE MADE CORRESPONDING PAYMENTS ON THE DEBT SECURITIES TO THE APPLICABLE PROPERTY TRUSTEE. IF WE DO NOT MAKE THOSE CORRESPONDING PAYMENTS ON THE DEBT SECURITIES, THE TRUST WILL NOT HAVE FUNDS AVAILABLE FOR PAYMENTS, AND WE WILL HAVE NO OBLIGATION TO MAKE A GUARANTEE PAYMENT.

     Our obligations under the declaration of trust for each trust, the guarantee, the debt securities and the associated indenture taken together will provide a full and unconditional guarantee of payments due on the trust preferred securities. We will describe the specific terms of the guarantee in a prospectus supplement.

COVENANTS

     In each guarantee, we will agree that, as long as any trust preferred securities issued by the applicable trust are outstanding, we will not make the payments and distributions described below if:

     - we are in default on our guarantee payments or other payment obligations under the related guarantee;

     - any trust enforcement event under the applicable declaration of trust has occurred and is continuing; or

     - we have elected to defer payments of interest on the related debt securities by extending the interest payment period and that deferral period is continuing.

     In these circumstances, we will agree that we will not:

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock;

     - make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the debt securities or make any guarantee payments with respect to any guarantee by us of the debt of any of our subsidiaries if such guarantee ranks equally with or junior in interest to the debt securities.

     However, even during such circumstances, we may:

     - purchase or acquire our capital stock in connection with the satisfaction by us of our obligations under any employee benefit plans or pursuant to any contract or security outstanding on the first day of any extension period requiring us to purchase our capital stock;

     - reclassify our capital stock or exchange or convert one class or series of our capital stock for another class or series of our capital stock;

     - purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

     - declare dividends or distributions in our capital stock;

     - redeem or repurchase any rights pursuant to a rights agreement; and

     - make payments under the guarantee related to the trust preferred securities.

     In addition, as long as trust preferred securities issued by any trust are outstanding, we will agree that we will:

     - remain the sole direct or indirect owner of all the outstanding common securities of that trust, except as permitted by the applicable declaration of trust;

     - permit the trust common securities of that trust to be transferred only as permitted by the declaration of trust; and

     - use reasonable efforts to cause that trust to continue to be treated as a grantor trust for U.S. federal income tax purposes, except in connection with a distribution of debt securities to the holders of trust preferred securities as provided in the declaration of trust, in which case the trust would be dissolved.

AMENDMENT AND ASSIGNMENT

     We and the guarantee trustee may amend each guarantee without the consent of any holder of trust preferred securities if the amendment does not adversely affect the rights of the holders in any material respect. In all other cases, we and the guarantee trustee may amend each guarantee only with the prior approval of the holders of at least a majority of outstanding trust preferred securities issued by the applicable trust.

     We may assign our obligations under the guarantees only in connection with a consolidation, merger or asset sale involving us and permitted under the indenture governing the debt securities.

TERMINATION

     A guarantee will terminate upon:

     - full payment of the redemption price of all trust preferred securities of the applicable trust;

     - distribution of the related debt securities, or any securities into which those debt securities are convertible, to the holders of the trust preferred securities and trust common securities of that trust in exchange for all the securities issued by that trust; or

     - full payment of the amounts payable upon liquidation of that trust.

     Each guarantee will, however, continue to be effective or will be reinstated if any holder of trust preferred securities must repay any amounts paid on those trust preferred securities or under the guarantee.

STATUS

     Our obligations under each guarantee will be unsecured and effectively junior to all debt and preferred stock of our subsidiaries. BY ACCEPTANCE OF THE TRUST PREFERRED SECURITIES, A HOLDER AGREES TO ANY SUBORDINATION PROVISIONS AND OTHER TERMS OF THE RELATED GUARANTEE. We will specify in the applicable prospectus supplement the ranking of each guarantee with respect to our capital stock and other liabilities, including other guarantees.

     Each guarantee will be deposited with the guarantee trustee to be held for your benefit. The guarantee trustee will have the right to enforce the guarantee on your behalf. In most cases, the holders of a majority of outstanding trust preferred securities issued by the applicable trust will have the right to direct the time, method and place of:

     - conducting any proceeding for any remedy available to the applicable guarantee trustee; or

     - exercising any trust or other power conferred upon that guarantee trustee under the applicable guarantee.

     Each guarantee will constitute a guarantee of payment and not merely of collection. This means that the guarantee trustee may institute a legal proceeding directly against us to enforce the payment rights under the guarantee without first instituting a legal proceeding against any other person or entity.

     If the guarantee trustee fails to enforce the guarantee or we fail to make a guarantee payment, you may institute a legal proceeding directly against us to enforce your rights under that guarantee without first instituting a legal proceeding against the applicable trust, the guarantee trustee or any other person or entity.

PERIODIC REPORTS

     We will be required to provide annually to the guarantee trustee a statement as to the performance of our obligations and our compliance with all conditions under the guarantees.

DUTIES OF THE GUARANTEE TRUSTEE

     The guarantee trustee normally will perform only those duties specifically set forth in the applicable guarantee. The guarantees do not contain any implied covenants. If a default occurs on a guarantee, the guarantee trustee will be required to use the same degree of care and skill in the exercise of its powers under the guarantee as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. The guarantee trustee will exercise any of its rights or powers under the guarantee at the request or direction of holders of the applicable series of trust preferred securities only if it is offered security and indemnity satisfactory to it.

 RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE DEBT SECURITIES AND THE
                                   GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     To the extent set forth in the guarantee and to the extent funds are available, we will irrevocably guarantee the payment of distributions and other amounts due on the trust securities. If and to the extent we do not make payments on the debt securities, the trust will not have sufficient funds to pay distributions or other amounts due on the trust securities. The guarantee does not cover any payment of distributions or other amounts due on the trust securities unless the trust has sufficient funds for the payment of such distributions or other amounts. In such event, a holder of trust securities may institute a legal proceeding directly against us to enforce payment of such distributions or other amounts to such holder after the respective due dates. Taken together, our obligations under the declaration of trust for each trust, the debt securities, the indenture and the guarantee provide a full and unconditional guarantee of payments of distributions and other amounts due on the trust securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that provides a full and unconditional guarantee of the trust's obligations under the trust securities.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other amounts are made when due on the debt securities, such payments will be sufficient to cover distributions and payments due on the trust securities because of the following factors:

     - the aggregate principal amount of the debt securities will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

     - the interest rate and the interest and other payment dates on the debt securities will match the distribution rate and distribution and other payment dates for the trust securities;

     - we, as issuer of the debt securities, will pay, and the trust will not be obligated to pay, directly or indirectly, any costs, expenses, debts and obligations of the trust (other than with respect to the trust securities); and

     - the declaration of trust further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

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

     Notwithstanding anything to the contrary in the indenture, we have the right to set-off any payment we are otherwise required to make thereunder against and to the extent we have already made, or are concurrently on the date of such payment making, a related payment under the guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF TRUST PREFERRED SECURITIES

     The declaration of trust provides that if we fail to make interest or other payments on the debt securities when due (taking account of any extension period), the holders of the trust preferred securities may direct the property trustee to enforce its rights under the applicable indenture. If the property trustee fails to enforce its rights under the indenture in respect of an event of default under the indenture, any holder of record of trust preferred securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee's rights under the indenture without first instituting any legal proceeding against the property trustee or any other person or entity. Notwithstanding the foregoing, if a trust enforcement event has occurred and is continuing and such event is attributable to our failure to pay interest, premium or principal on the debt securities on the date such interest, premium or principal is otherwise payable, then a holder of trust preferred securities may institute a direct action against us for payment of such holder's pro rata share. If a holder brings such a direct action, we will be entitled to that holder's rights under the applicable declaration of trust to the extent of any payment made by us to that holder.

     If we fail to make payments under the guarantee, a holder of trust preferred securities may institute a proceeding directly against us for enforcement of the guarantee for such payments.

LIMITED PURPOSE OF TRUST

     The trust preferred securities evidence undivided beneficial ownership interests in the assets of the trust, and the trust exists for the sole purpose of issuing and selling the trust securities and using the proceeds to purchase our debt securities. A principal difference between the rights of a holder of trust preferred securities and a holder of debt securities is that a holder of debt securities is entitled to receive from us the principal amount of and interest accrued on the debt securities held, while a holder of trust preferred securities is entitled to receive distributions and other payments from the trust (or from us under the guarantee) only if and to the extent the trust has funds available for the payment of such distributions and other payments.

RIGHTS UPON DISSOLUTION

     Upon any voluntary or involuntary dissolution of the trust involving the redemption or repayment of the debt securities, the holders of the trust securities will be entitled to receive, out of assets held by the trust, subject to the rights of creditors of the trust, if any, the liquidation distribution in cash. Because we are the guarantor under the guarantee and, as issuer of the debt securities, we have agreed to pay for all costs, expenses and liabilities of the trust (other than the trust's obligations to the holders of the trust securities), the positions of a holder of trust securities and a holder of debt securities relative to other creditors and to our stockholders in the event of liquidation or bankruptcy of Temple-Inland would substantially be the same.

                              PLAN OF DISTRIBUTION

     We may sell the securities through agents, underwriters or dealers, or directly to one or more purchasers.

     We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

     If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions stated in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities of that series are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

     We may also sell securities directly to one or more purchasers without using underwriters or agents.

     One or more firms, referred to as "remarketing firms," may also offer or sell certain of the securities offered by this prospectus, if the prospectus supplement so indicates, in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms may act as principals for their own accounts or as agents. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.

     Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will identify any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act.

     Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their business.

     Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than the common stock, which is listed on the New York Stock Exchange and the Pacific Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

     Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

     We expect that the net proceeds from the sale of some of the securities under this registration statement will be used to reduce borrowings under our bank credit facility and that affiliates of some of the lenders under that facility will participate in offerings of the securities as underwriters. Rule 2710(c)(8) of the Conduct Rules of the National Association of Securities Dealers, Inc. will apply to any offering whose net proceeds will be used to reduce borrowings under the credit facility owed to affiliates of underwriters participating in the offering.

                                 LEGAL MATTERS

     M. Richard Warner, our General Counsel, and Skadden, Arps, Slate, Meagher & Flom LLP, Washington, D.C., will pass upon certain legal matters for Temple-Inland in connection with the securities offered by this prospectus. Underwriters, dealers or agents, if any, who we will identify in a prospectus supplement, may have their counsel pass upon certain legal matters in connection with the securities offered by this prospectus.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report (Form 10-K) for the year ended December 29, 2001, as set forth in their report, which is incorporated by reference in this registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, to be paid by the Registrant.

SEC Registration fee........................................   $79,000
                                                               -------
*Printing expenses..........................................
*Accounting fees and expenses...............................
*Legal fees and expenses....................................
*Blue Sky fees and expenses.................................
*Rating Agency fees.........................................
*New York Stock Exchange filing fee.........................
*Transfer Agent and Registrar, Trustee and Depositary
  Fees......................................................
*Miscellaneous Expenses.....................................
          *Total............................................   $
                                                               =======

---------------

* To be provided by amendment

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL"), Article Eleventh of Temple-Inland's Certificate of Incorporation provides that no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except, to the extent provided by applicable law, for liability (i) for any breach of such director's duty of loyalty to the corporation or its stockholders, (ii) for any acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL relating to certain unlawful dividends and stock repurchases, or (iv) for any transaction from which such director derived an improper personal benefit.

     Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person's conduct was unlawful.

     Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) or (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Article VI of Temple-Inland's By-laws generally provides that, subject to certain limitations, each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative, or investigative (other than an action by or in the right of Temple-Inland) by reason of the fact that such person is or was a director, officer, or employee of Temple-Inland, or is or was a director, officer, or employee of Temple-Inland or any direct or indirect wholly-owned subsidiary of Temple-Inland (except Guaranty Federal Bank, F.S.B. or its subsidiaries) serving at the request of the corporation as a director, officer, employee, or agent of any such subsidiary or another corporation, savings and loan association, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified and held harmless by the corporation, to the full extent authorized by the DGCL, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Temple-Inland (and with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful) except that with respect to actions brought by or in the right of Temple-Inland, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Temple-Inland, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine, upon application, that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Such indemnification shall continue as to a person who has ceased to be director, officer, employee, or agent and shall inure to the benefit of such person's heirs, executors, and administrators. Article VI provides that Temple-Inland may pay the expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to Temple-Inland of an undertaking, by or on behalf of such director, officer, employee, or agent to repay such amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under Article VI.

     Both the DGCL and Article VI of Temple-Inland's By-laws specifically state that their indemnification provisions shall not be deemed exclusive of any other indemnity rights a director may have. Temple-Inland has entered into Indemnification Agreements with each of its directors that are intended to assure the directors that they will be indemnified to the fullest extent permitted by Delaware law.

     Section 145 of the DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such. Under an insurance policy maintained by Temple-Inland, Temple-Inland is insured for certain amounts that it may be obligated to pay directors and officers by way of indemnity, and each such director and officer is insured against certain losses that he may incur by reason of his being a director or officer and for which he is not indemnified by Temple-Inland.

     Pursuant to the terms of the underwriting agreements filed as exhibits to this registration statement, the underwriters will agree to indemnify the directors and officers of Temple-Inland, against certain liabilities that might arise out of or are based upon certain information furnished to Temple-Inland by any such underwriter.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers, or persons controlling Temple-Inland pursuant to the foregoing provisions, Temple-Inland has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 1.1    Form of Underwriting Agreement with respect to Debt
        Securities.**
 1.2    Form of Underwriting Agreement with respect to Common
        Stock.**
 1.3    Form of Underwriting Agreement with respect to Preferred
        Stock.**
 1.4    Form of Underwriting Agreement with respect to Depositary
        Shares.**
 1.5    Form of Underwriting Agreement with respect to Stock
        Purchase Contracts.**
 1.6    Form of Underwriting Agreement with respect to Stock
        Purchase Units.**
 1.7    Form of Underwriting Agreement with respect to Warrants.**
 3.1    Certificate of Incorporation of Temple-Inland, as effective
        August 29, 1983 (incorporated by reference to Exhibit 3.01 to registration statement on Form S-1, Registration No.
        2-87570, filed with the Commission on November 2, 1983).
 3.2 Certificate of Amendment to the Certificate of Incorporation of Temple-Inland, as effective May 4, 1987 (incorporated by reference to Exhibit 4.01 to Post-Effective Amendment No. 2 to registration statement on Form S-8, Registration No.
        2-88202, filed with the Commission on November 16, 1987).
 3.3 Certificate of Amendment to the Certificate of Incorporation of Temple-Inland, as effective May 5, 1990 (incorporated by reference to Exhibit 4.01 to Post-Effective Amendment No. 2 to registration statement on Form S-8, Registration No.
        33-25650, filed with the Commission on June 14, 1990).
 3.4    Amended and Restated By-laws of Temple-Inland, as effective
        May 3, 1991 (incorporated by reference to Exhibit 3.02 to
        Form 10-K, File No. 1-8634, filed with the Commission on
        March 23, 1993).
 4.1 Indenture (including Form of Senior Debt Security), dated as of September 1, 1986, between Temple-Inland and JPMorgan
        Chase Bank (formerly known as The Chase Manhattan Bank and
        Chemical Bank), as Trustee (the "Senior Notes Indenture")
        (incorporated by reference to Exhibit 4.01 to registration statement on Form S-1, Registration No. 33-8362, filed with the Commission on August 29, 1986).
 4.2 First Supplemental Indenture to the Senior Notes Indenture, dated as of April 15, 1988, between the Temple-Inland and JPMorgan Chase Bank (formerly known as The Chase Manhattan
        Bank and Chemical Bank), as Trustee (incorporated by reference to Exhibit 4.02 to registration statement on Form
        S-3, Registration No. 33-20431, filed with the Commission on
        March 2, 1988).
 4.3 Second Supplemental Indenture to the Senior Notes Indenture, dated as of December 27, 1990, between Temple-Inland and JPMorgan Chase Bank (formerly known as The Chase Manhattan
        Bank and Chemical Bank), as Trustee (incorporated by reference to Exhibit 4.03 to Form 8-K, File No. 1-8634, filed with the Commission on December 27, 1990).
 4.4 Third Supplemental Indenture to the Senior Notes Indenture, dated as of May 9, 1991, between Temple-Inland and JPMorgan
        Chase Bank (formerly known as The Chase Manhattan Bank and
        Chemical Bank), as Trustee (incorporated by reference to
        Exhibit 4 to Form 10-Q, File No. 1-8634, filed with the
        Commission on August 7, 1991).
 4.5    Form of Indenture (including Form of Subordinated Debt
        Security) to be entered into between Temple-Inland and JPMorgan Chase Bank, as Trustee, with respect to Subordinated Debt Securities (the "Subordinated Notes
        Indenture").**
 4.6    Form of Specimen Common Stock Certificate of Temple-Inland
        (incorporated by reference to Exhibit 4.03 to registration statement on Form S-8, Registration No. 33-27286, filed with the Commission on March 2, 1989).

 4.7    Form of Specimen Preferred Stock Certificate of
        Temple-Inland.**
 4.8    Form of Certificate of Designation, Preferences and Rights
        of Preferred Stock of Temple-Inland.**
 4.9    Certificate of Designation, Preferences and Rights of Series
        A Junior Participating Preferred Stock of Temple-Inland,
        dated February 16, 1989 (incorporated by reference to
        Exhibit 4.04 to Form 10-K, File No. 1-8634, filed with the
        Commission on March 21, 1989).
 4.10   Rights Agreement, dated as of February 20, 1999, between
        Temple-Inland and First Chicago Trust Company of New York,
        as Rights Agent (incorporated by reference to Exhibit 1 to registration statement on Form 8A, File No. 1-8634, filed
        with the Commission on February 19, 1999).
 4.11   Form of Stock Purchase Contract.**
 4.12   Form of Stock Purchase Unit.**
 4.13   Form of Deposit Agreement (including Form of Depositary
        Share Certificate) with respect to the Depositary Shares
        described therein.**
 4.14   Form of Warrant Agreement (including Form of Warrant
        Certificate) with respect to Warrants to Purchase Debt
        Securities.**
 4.15   Form of Warrant Agreement (including Form of Warrant
        Certificate) with respect to Warrants to Purchase Common
        Stock.**
 4.16   Form of Warrant Agreement (including Form of Warrant
        Certificate) with respect to Warrants to Purchase Preferred
        Stock.**
 4.17   Form of Warrant Agreement (including Form of Warrant
        Certificate) with respect to Warrants to Purchase Depositary
        Shares.**
 4.18   Form of Warrant Agreement (including Form of Warrant
        Certificate) with respect to Warrants to Purchase Stock
        Purchase Contracts.**
 4.19   Form of Warrant Agreement (including Form of Warrant
        Certificate) with respect to Warrants to Purchase Stock
        Purchase Units.**
 4.20   Certificate of Trust of Temple-Inland Trust I.*
 4.21   Declaration of Trust of Temple-Inland Trust I.*
 4.22   Certificate of Trust of Temple-Inland Trust II.*
 4.23   Declaration of Trust of Temple-Inland Trust II.*
 4.24   Form of Amended and Restated Declaration of Trust.**
 4.25   Form of Trust Preferred Security (to be included in Exhibit
        4.24).**
 4.26   Form of Trust Preferred Security Guarantee Agreement.**
 5      Opinion of counsel with respect to the legality of the
        securities being registered. **
12      Computation of Ratio of Earnings to Fixed Charges.*
23.1    Consent of Ernst & Young LLP.*
23.2    Consent of Deloitte & Touche LLP.*
23.3    Consent of counsel (included in Exhibit 5).**
24      Powers of Attorney (included in Signature Pages).*
25.1    Form T-1 Statement of Eligibility of JPMorgan Chase Bank, as
        Trustee under the Senior Notes Indenture.**
25.2    Form T-1 Statement of Eligibility of JPMorgan Chase Bank, as
        Trustee under the Subordinated Notes Indenture.**
25.3    Form T-1 Statement of Eligibility of JPMorgan Chase Bank, as
        Property Trustee under the Amended and Restated Declaration of Trust for Temple-Inland Trust I.**
25.4    Form T-1 Statement of Eligibility of JPMorgan Chase Bank, as
        Property Trustee under the Amended and Restated Declaration of Trust for Temple-Inland Trust II.**

25.5    Form T-1 Statement of Eligibility of JPMorgan Chase Bank, as
        Trustee under the Form of Trust Preferred Security Guarantee
        Agreement for the benefit of holders of Trust Preferred
        Securities of Trust for Temple-Inland Trust I.**
25.6    Form T-1 Statement of Eligibility of JPMorgan Chase Bank, as
        Trustee under the Form of Trust Preferred Security Guarantee
        Agreement for the benefit of holders of Trust Preferred
        Securities of Trust for Temple-Inland Trust II.**

---------------

 * Filed herewith.

** To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934 and incorporated by reference herein.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on March 11, 2002.

                                          TEMPLE-INLAND INC.

                                          By:  /s/ KENNETH M. JASTROW, II
                                            ------------------------------------
                                              Name: Kenneth M. Jastrow, II
                                              Title:   Chairman of the Board and
                                                       Chief Executive Officer

                               POWERS OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Kenneth M. Jastrow, II, Randall D. Levy and M. Richard Warner, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection wherewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do personally, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their respective substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Acts of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                     TITLE                       DATE
                   ---------                                     -----                       ----
           /s/ KENNETH M. JASTROW, II               Chairman of the Board and Chief     March 11, 2002
------------------------------------------------      Executive Officer (Principal
             Kenneth M. Jastrow, II                        Executive Officer)

              /s/ RANDALL D. LEVY                 Chief Financial Officer (Principal    March 11, 2002
------------------------------------------------           Financial Officer)
                Randall D. Levy

               /s/ LOUIS R. BRILL                 Vice President and Chief Accounting   March 11, 2002
------------------------------------------------      Officer (Principal Accounting
                 Louis R. Brill                                 Officer)

        /s/ AFSANEH MASHAYEKHI BESCHLOSS                       Director                 March 11, 2002
------------------------------------------------
          Afsaneh Mashayekhi Beschloss

                   SIGNATURE                                     TITLE                       DATE
                   ---------                                     -----                       ----

                /s/ ROBERT CIZIK                               Director                 March 11, 2002
------------------------------------------------
                  Robert Cizik

              /s/ ANTHONY M. FRANK                             Director                 March 11, 2002
------------------------------------------------
                Anthony M. Frank

              /s/ JAMES T. HACKETT                             Director                 March 11, 2002
------------------------------------------------
                James T. Hackett

              /s/ WILLIAM B. HOWES                             Director                 March 11, 2002
------------------------------------------------
                William B. Howes

               /s/ BOBBY R. INMAN                              Director                 March 11, 2002
------------------------------------------------
                 Bobby R. Inman

              /s/ JAMES A. JOHNSON                             Director                 March 11, 2002
------------------------------------------------
                James A. Johnson

               /s/ W. ALLEN REED                               Director                 March 11, 2002
------------------------------------------------
                 W. Allen Reed

             /s/ HERBERT A. SKLENAR                            Director                 March 11, 2002
------------------------------------------------
               Herbert A. Sklenar

             /s/ ARTHUR TEMPLE III                             Director                 March 11, 2002
------------------------------------------------
               Arthur Temple III

              /s/ CHARLOTTE TEMPLE                             Director                 March 11, 2002
------------------------------------------------
                Charlotte Temple

              /s/ LARRY E. TEMPLE                              Director                 March 11, 2002
------------------------------------------------
                Larry E. Temple

     Pursuant to the requirements of the Securities Act of 1933, Temple-Inland Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on March 11, 2002.

                                          TEMPLE-INLAND TRUST I

                                          By: Temple-Inland Inc., as sponsor

                                          By:  /s/ KENNETH M. JASTROW, II
                                            ------------------------------------
                                              Name: Kenneth M. Jastrow, II
                                              Title:   Chairman of the Board and
                                                       Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, Temple-Inland Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on March 11, 2002.

                                          TEMPLE-INLAND TRUST II

                                          By: Temple-Inland Inc., as sponsor

                                          By:  /s/ KENNETH M. JASTROW, II
                                            ------------------------------------
                                              Name: Kenneth M. Jastrow, II
                                              Title:   Chairman of the Board and
                                                       Chief Executive Officer

                                 EXHIBIT INDEX

 1.1    Form of Underwriting Agreement with respect to Debt
        Securities.**
 1.2    Form of Underwriting Agreement with respect to Common
        Stock.**
 1.3    Form of Underwriting Agreement with respect to Preferred
        Stock.**
 1.4    Form of Underwriting Agreement with respect to Depositary
        Shares.**
 1.5    Form of Underwriting Agreement with respect to Stock
        Purchase Contracts.**
 1.6    Form of Underwriting Agreement with respect to Stock
        Purchase Units.**
 1.7    Form of Underwriting Agreement with respect to Warrants.**
 3.1    Certificate of Incorporation of Temple-Inland, as effective
        August 29, 1983 (incorporated by reference to Exhibit 3.01 to registration statement on Form S-1, Registration No.
        2-87570, filed with the Commission on November 2, 1983).
 3.2 Certificate of Amendment to the Certificate of Incorporation of Temple-Inland, as effective May 4, 1987 (incorporated by reference to Exhibit 4.01 to Post-Effective Amendment No. 2 to registration statement on Form S-8, Registration No.
        2-88202, filed with the Commission on November 16, 1987).
 3.3 Certificate of Amendment to the Certificate of Incorporation of Temple-Inland, as effective May 5, 1990 (incorporated by reference to Exhibit 4.01 to Post-Effective Amendment No. 2 to registration statement on Form S-8, Registration No.
        33-25650, filed with the Commission on June 14, 1990).
 3.4    Amended and Restated By-laws of Temple-Inland, as effective
        May 3, 1991 (incorporated by reference to Exhibit 3.02 to
        Form 10-K, File No. 1-8634, filed with the Commission on
        March 23, 1993).
 4.1 Indenture (including Form of Senior Debt Security), dated as of September 1, 1986, between Temple-Inland and JPMorgan
        Chase Bank (formerly known as The Chase Manhattan Bank and
        Chemical Bank), as Trustee (the "Senior Notes Indenture")
        (incorporated by reference to Exhibit 4.01 to registration statement on Form S-1, Registration No. 33-8362, filed with the Commission on August 29, 1986).
 4.2 First Supplemental Indenture to the Senior Notes Indenture, dated as of April 15, 1988, between the Temple-Inland and JPMorgan Chase Bank (formerly known as The Chase Manhattan
        Bank and Chemical Bank), as Trustee (incorporated by reference to Exhibit 4.02 to registration statement on Form
        S-3, Registration No. 33-20431, filed with the Commission on
        March 2, 1988).
 4.3 Second Supplemental Indenture to the Senior Notes Indenture, dated as of December 27, 1990, between Temple-Inland and JPMorgan Chase Bank (formerly known as The Chase Manhattan
        Bank and Chemical Bank), as Trustee (incorporated by reference to Exhibit 4.03 to Form 8-K, File No. 1-8634, filed with the Commission on December 27, 1990).
 4.4 Third Supplemental Indenture to the Senior Notes Indenture, dated as of May 9, 1991, between Temple-Inland and JPMorgan
        Chase Bank (formerly known as The Chase Manhattan Bank and
        Chemical Bank), as Trustee (incorporated by reference to
        Exhibit 4 to Form 10-Q, File No. 1-8634, filed with the
        Commission on August 7, 1991).
 4.5    Form of Indenture (including Form of Subordinated Debt
        Security) to be entered into between Temple-Inland and JPMorgan Chase Bank, as Trustee, with respect to Subordinated Debt Securities (the "Subordinated Notes
        Indenture").**
 4.6    Form of Specimen Common Stock Certificate of Temple-Inland
        (incorporated by reference to Exhibit 4.03 to registration statement on Form S-8, Registration No. 33-27286, filed with the Commission on March 2, 1989).
 4.7    Form of Specimen Preferred Stock Certificate of
        Temple-Inland.**
 4.8 Form of Certificate of Designation, Preferences and Rights of Preferred Stock of Temple-Inland.**
 4.9    Certificate of Designation, Preferences and Rights of Series
        A Junior Participating Preferred Stock of Temple-Inland, dated February 16, 1989 (incorporated by reference to Exhibit 4.04 to Form 10-K, File No. 1-8634, filed with the
        Commission on March 21, 1989).
 4.10   Rights Agreement, dated as of February 20, 1999, between
        Temple-Inland and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 1 to registration statement on Form 8A, File No. 1-8634, filed with the Commission on February 19, 1999).
 4.11   Form of Stock Purchase Contract.**

 4.12   Form of Stock Purchase Unit.**
 4.13   Form of Deposit Agreement (including Form of Depositary
        Share Certificate) with respect to the Depositary Shares
        described therein.**
 4.14   Form of Warrant Agreement (including Form of Warrant
        Certificate) with respect to Warrants to Purchase Debt
        Securities.**
 4.15   Form of Warrant Agreement (including Form of Warrant
        Certificate) with respect to Warrants to Purchase Common
        Stock.**
 4.16   Form of Warrant Agreement (including Form of Warrant
        Certificate) with respect to Warrants to Purchase Preferred
        Stock.**
 4.17   Form of Warrant Agreement (including Form of Warrant
        Certificate) with respect to Warrants to Purchase Depositary
        Shares.**
 4.18   Form of Warrant Agreement (including Form of Warrant
        Certificate) with respect to Warrants to Purchase Stock
        Purchase Contracts.**
 4.19   Form of Warrant Agreement (including Form of Warrant
        Certificate) with respect to Warrants to Purchase Stock
        Purchase Units.**
 4.20   Certificate of Trust of Temple-Inland Trust I.*
 4.21   Declaration of Trust of Temple-Inland Trust I.*
 4.22   Certificate of Trust of Temple-Inland Trust II.*
 4.23   Declaration of Trust of Temple-Inland Trust II.*
 4.24   Form of Amended and Restated Declaration of Trust.**
 4.25   Form of Trust Preferred Security (to be included in Exhibit
        4.24).**
 4.26   Form of Trust Preferred Security Guarantee Agreement.**
 5      Opinion of counsel with respect to the legality of the
        securities being registered. **
12      Computation of Ratio of Earnings to Fixed Charges.*
23.1    Consent of Ernst & Young LLP.*
23.2    Consent of Deloitte & Touche LLP.*
23.3    Consent of counsel (included in Exhibit 5).**
24      Powers of Attorney (included in Signature Pages).*
25.1    Form T-1 Statement of Eligibility of JPMorgan Chase Bank, as
        Trustee under the Senior Notes Indenture.**
25.2    Form T-1 Statement of Eligibility of JPMorgan Chase Bank, as
        Trustee under the Subordinated Notes Indenture.**
25.3    Form T-1 Statement of Eligibility of JPMorgan Chase Bank, as
        Property Trustee under the Amended and Restated Declaration of Trust for Temple-Inland Trust I.**
25.4    Form T-1 Statement of Eligibility of JPMorgan Chase Bank, as
        Property Trustee under the Amended and Restated Declaration of Trust for Temple-Inland Trust II.**
25.5    Form T-1 Statement of Eligibility of JPMorgan Chase Bank, as
        Trustee under the Form of Trust Preferred Security Guarantee
        Agreement for the benefit of holders of Trust Preferred
        Securities of Trust for Temple-Inland Trust I.**
25.6    Form T-1 Statement of Eligibility of JPMorgan Chase Bank, as
        Trustee under the Form of Trust Preferred Security Guarantee
        Agreement for the benefit of holders of Trust Preferred
        Securities of Trust for Temple-Inland Trust II.**

---------------

 * Filed herewith.

** To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934 and incorporated by reference herein.